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EXHIBIT 99.1


                                [CRDENTIA LOGO]


TO:        HOLDERS OF SERIES B AND SERIES B-1 PREFERRED STOCK OF CRDENTIA CORP.

FROM:      THE BOARD OF DIRECTORS OF CRDENTIA CORP.

DATE:      MARCH 4, 2005

SUBJECT:   CONVERSION OF SERIES B AND SERIES B-1 PREFERRED STOCK
================================================================================

         We are pleased to inform you that, in order to meet immediate working capital needs, the Board of Directors (the "BOARD") of Crdentia Corp. (the "COMPANY") has approved additional funding for the Company in the form of a $6,500,000 Series C Preferred Stock Warrant financing (the "FINANCING") with MedCap Partners, L.P. ("MEDCAP").

         Under the terms of the Financing, MedCap would exercise warrants to purchase 108,334 shares of Series C Preferred Stock previously issued to it (the "WARRANTS"), resulting in proceeds of $6,500,000 to the Company. As discussed in further detail below, MedCap's exercise of the Warrants pursuant to the Financing would be subject to the fulfillment of a number of conditions, including (without limitation) the conversion of all outstanding shares of Series B and Series B-1 Preferred Stock to Common Stock (such event, the "CONVERSION"). C. Fred Toney, a member of our Board of Directors, is the managing member of MedCap. Mr. Toney abstained from voting with respect to the approval of the Financing by the Board of Directors.

         In connection with this request for the Conversion, the Board of Directors has called a Special Meeting of the Holders of Series B and Series B-1 Preferred Stock (the "SPECIAL MEETING") to approve the Conversion. The Special Meeting will be held at the Company's offices at 14114 Dallas Parkway, Suite 600, Dallas, Texas, on Thursday, March 17, 2005 at 9:30 a.m., Central time.

         Through this memorandum, the Company is taking the opportunity to (A) describe the terms of the Financing, (B) explain why the Board considers the Financing and associated Conversion to be in the best interests of the Company and its stockholders, (C) discuss certain risks associated with the Conversion and (D) explain the matters to be approved at the Special Meeting and what actions are needed from you in this regard.

(A)      TERMS OF FINANCING

         On or about February 18, 2005, the Company executed a non-binding letter of intent with MedCap in connection with the Financing pursuant to which MedCap would exercise currently outstanding Warrants to purchase 108,334 shares of Series C Preferred Stock at a per share exercise price of $60.00, resulting in cash proceeds to the Company of approximately $6,500,000. Following such exercise, such shares of Series C Preferred Stock will represent approximately 17.6% of the Company on a fully-diluted basis. The terms of the Financing are set forth in the Summary of Terms attached hereto as Exhibit A (the "SUMMARY OF TERMS") and will be subject to the negotiation and execution of definitive transaction documents with MedCap.


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         As described previously, there are a number of conditions to MedCap's obligation to exercise the Warrants in connection with the Financing, the most critical of which is the agreement of a majority of the holders of each of the Series B and Series B-1 Preferred Stock to convert to Common Stock. Pursuant to the terms of Section 4(b) of the Certificate of Designations, Preferences and Rights ("CERTIFICATE OF DESIGNATIONS") of each of the Series B and Series B-1 Preferred Stock, each share of Series B and Series B-1 Preferred Stock may be automatically converted to Common Stock upon the date specified by the written consent or agreement of the holders of a majority of the then outstanding shares of each of the Series B Preferred Stock or Series B-1 Preferred Stock, respectively, voting as a respective class. To that end, as indicated above and in Section C below, the Board of Directors has called the Special Meeting for the holders of each of the Series B and Series B-1 Preferred Stock to approve the Conversion.

         In partial consideration for the Conversion (and contingent upon and subject to the Conversion and the consummation of the Financing), the Company will file a registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "ACT") on either Form S-2 or Form S-3 (to the extent that the Company is then eligible to use such forms) no later than nine months following the closing of the Financing to register the resale of the shares issued on conversion of the Series B and Series B-1 Preferred Stock. Such registration rights will otherwise be governed by the Registration Rights Agreement previously executed by and among the Company and such holders, as applicable.

         In addition to the Conversion, there are other conditions to MedCap's obligations to exercise the Warrants in connection with the Financing. As set forth in the Summary of Terms, the Company will be obligated (concurrent with the closing of the Financing) to close or have closed two targeted acquisitions on terms approved by MedCap. The Company will also agree to file a registration statement with the SEC under the Act to register the resale of the shares of Common Stock issuable upon exercise of all outstanding shares of Series C Preferred Stock (including those issued under the Warrants), as well as all additional shares (and warrants to purchase shares) of capital stock held by MedCap and its affiliates, which will represent approximately 55.6% of the outstanding Common Stock of the Company, as calculated on a fully-diluted basis.

         As part of the Financing, the Company will also repay outstanding indebtedness of approximately $1,450,000 in principal, plus accrued interest, owed to MedCap. In consideration for MedCap's having extended the maturity date of the indebtedness through the closing of the Financing, the Company will issue MedCap $162,500 worth of shares of Common Stock at a per share price equal to the market value of such shares at the time of the closing of the Financing. In addition, the Company will secure continued lending from Bridge Healthcare Finance ("BRIDGE HEALTHCARE") under an existing revolving credit facility, such that the accounts receivable related to the acquisitions, contemplated to be closed in connection with the Financing, will be financed by Bridge Healthcare and an interest rate reset (lowering the current interest rate) will be triggered at July 1, 2005 under existing agreements. The Company has also agreed that, at the closing of the Financing, the Company shall have constituted its Audit Committee with three members, including a "financial expert".


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         As indicated, the foregoing are conditions to MedCap's obligation to exercise the Warrants in connection with the Financing, any or all of which conditions MedCap may waive in its sole discretion in determining whether or not to proceed with the Financing.

(B)      CONSIDERATION BY BOARD OF DIRECTORS

         The Board of Directors deems the Financing, and the associated Conversion, to be in the best long-term interests of the Company and its stockholders for a number of reasons.

         First, the Board of Directors has determined that the $6,500,000 in cash proceeds will provide the Company with much-needed working capital to continue to fund its operations. In particular, as contemplated by the Financing, the Company will use up to approximately $4,200,000 of the cash proceeds to immediately acquire two additional businesses, which the Board of Directors believes will provide the Company with greater critical mass and provide potential value to all stockholders.

         Second, the Board of Directors believes that the associated Conversion will better enable the Company to list its Common Stock on a national stock exchange, such as the American Stock Exchange ("AMEX"), thus providing better liquidity for the Company's stockholders. To qualify its Common Stock for listing on AMEX, the Company must satisfy a number of substantive listing requirements, one of which requires that the Company have shareholders' equity (as set forth on its balance sheet) of at least $4,000,000. As of December 31, 2004, the Company had negative shareholders' equity as reflected on its balance sheet (without taking in account any potential impairment charges against goodwill, if any, that may be required to be recognized). This calculation of shareholders' equity, however, does not reflect any of the Company's current outstanding shares of Preferred Stock. By converting shares of Series B and B-1 Preferred Stock to Common Stock pursuant to the Conversion, the Company estimates that it would achieve positive shareholders' equity (again, without taking into account any potential charges against goodwill, if any, that may required to be recognized), thus putting the Company in a better position to qualify its Common Stock for listing on AMEX.

         Third, the Board of Directors has determined that the Financing and associated Conversion represents the only alternative currently available to the Company to raise working capital and continue its operations. As the Company has reported in its current reports on Form 8-K and otherwise, the Company has been working with various investment banks and advisors since early 2004 to raise working capital to fund its operations. The Company, however, has not been able to solicit sufficient interest to consummate a financing to fund its operations. As a result, the Board of Directors has determined that the Financing represents the only alternative currently available to the Company to fund its operations.

(C)      RISKS ASSOCIATED WITH THE CONVERSION

         Any decision to approve the Conversion associated with the Financing involves a number of risks and uncertainties, some of which we have outlined for you below and others of which are described in the Company's filings on Forms 10-QSB and 10-KSB with the SEC under the heading "Risk Factors, "which may be reviewed on the SEC's website at WWW.SEC.GOV. You should carefully review and consider these risks before agreeing to participate in the Financing, certain of which principal risks we have described in further detail below.


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         LOSS OF LIQUIDATION PREFERENCE. Pursuant to the terms of their respective Certificates of Designation, upon a liquidation, dissolution or winding-up of the Company (each, a "LIQUIDATION EVENT"), holders of shares of Series B and Series B-1 Preferred Stock are currently entitled to receive a liquidation preference equal to $60.00 per share for each share of Series B or Series B-1 Preferred Stock held by them, to be paid prior and in preference to any payment to the holders of Common Stock. Upon the Conversion, holders of Series B and Series B-1 Preferred Stock would convert to Common Stock and forego their preferences. Holders of Series B and Series B-1 Preferred Stock should consider, however, that holders of Series C Preferred Stock have a senior liquidation preference, such that they would receive a liquidation preference equal to five (5) times their original purchase price ($300.00 per share) prior to any distribution of funds to holders of Series B and Series B-1 Preferred Stock. As of the date of this memorandum, there are 307,104 shares of Series C Preferred Stock currently outstanding or issuable upon the exercise of outstanding warrants (including the Warrants). With that in mind, MedCap as the sole holder of all outstanding shares of Series B Preferred Stock will forgo its liquidation preference upon the conversion of such shares to Common Stock. In addition, all members of the Company's Board of Directors who hold (and have held) shares of Series B-1 Preferred Stock are similarly agreeing (or have previously agreed) to convert such shares to Common Stock.

         SERIES C PREFERRED STOCK LIQUIDATION PREFERENCE. The shares of Series C Preferred Stock issued upon conversion of the Warrants generally have senior rights, preferences and privileges to all other classes and series of the Company's capital stock. Such senior rights include a liquidation preference entitling such holders to receive five (5) times their original purchase price prior to any distribution of funds to holders of Series B and Series B-1 Preferred Stock. As a result, upon a sale or dissolution of the Company, MedCap would receive $32,500,000 in proceeds on account of their exercise of the Warrants, prior to any distribution of funds to any other stockholder, in addition to approximately $59,631,200 that other holders of Series C Preferred Stock (including MedCap) would receive on account of their Series C Preferred Stock ownership (assuming the exercise of the Warrants and all other warrants to purchase shares of Series C Preferred Stock).

         DILUTION IN VALUE OF INVESTMENT. As indicated above, the Company needs the Financing to continue its current operations and may need to raise additional funds to further its business plan. Although the Warrants are currently outstanding and may be exercised by MedCap at any time, the shares of Series C Preferred Stock issued upon exercise of Warrants will represent approximately 17.6% of the Company on an as-converted to Common Stock basis and will result in immediate dilution to all holders of the Company's capital stock, options and warrants.

         LACK OF LIQUIDITY FOR COMPANY COMMON STOCK. The shares of Common Stock which will be issued to holders of Series B and Series B-1 Preferred Stock will not be immediately registered under the Securities Act and will be subject to restrictions on transfer under the Securities Act in the absence of registration or the availability of a resale exemption, such as Rule 144(k). Although the Company has agreed to register the resale of such shares of Common Stock with the SEC within nine months of the closing of the Financing, such holders may still be unable to sell all of their shares of Common Stock, at the price or upon such other terms and conditions, as such holders may desire.

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(D) ACTIONS REQUESTED OF YOU IN CONNECTION WITH SPECIAL MEETING OF STOCKHOLDERS

         In connection with its approval of the Financing, the Board of Directors has called the Special Meeting to approve the Conversion. As indicated, the Special Meeting will be held at the Company offices at 14114 Dallas Parkway, Suite 600, Dallas, Texas, on Thursday, March 17, 2005 at 9:30 a.m., Central time, or such later time and place in the event that the meeting is adjourned. The Board of Directors has fixed the close of business on March 4, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

         As of the close of business on the Record Date, there were 3,750,000 shares of Series B Preferred Stock and 93,043 shares of Series B-1 Preferred Stock outstanding and entitled to vote at the Special Meeting. The presence at the Annual Meeting of a majority of each of the Series B Preferred Stock and Series B-1 Preferred Stock, either in person or by proxy, voting together as a single class will constitute a quorum for the transaction of business at the Special Meeting. The Company's Secretary, Vicki Smith, will tabulate votes cast by proxy and act as inspector of elections to tabulate votes cast in person at the Special Meeting.

         In anticipation of the Special Meeting, the Company has enclosed the following materials for your review and/or signature:

         o Notice of Special Meeting of the Holders of Series B and Series B-1 Preferred Stock, attached hereto as Exhibit B; and

         o        Proxy, attached hereto as Exhibit C.

         Whether or not you expect to attend the Special Meeting in person, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting.

         Once you have reviewed the materials, please sign the Proxy where indicated and fax your executed Proxy to Kris Hanson of Morrison & Foerster LLP at (858) 523-2811. If you send in your Proxy and then decide to attend the Special Meeting to vote your shares in person, you may still do so.

         Should you have any further questions regarding the Special Meeting, the Financing or the Conversion, please contact Jim TerBeest, Chief Financial Officer of the Company at (972) 850-0780 or Kris Hanson of Morrison & Foerster LLP at (858) 720-5147.

         The Board of Directors thanks you in advance for your assistance and continued support of the Company.



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                                    EXHIBIT A
                                    ---------

              SUMMARY OF SERIES C PREFERRED STOCK WARRANT FINANCING

INVESTOR:                                   Funds managed by Medcap Management & Research LLC ("MEDCAP").

COMPANY:                                    Crdentia Corporation and its subsidiaries (the "COMPANY").

WARRANT CONVERSION AMOUNT:                  $6.5 million (funding at close with two specifically identified acquisitions to close concurrently with funding; agreement upon one additional acquisition).

TYPE:                                       Exercise of existing Series C Preferred Warrant for Series C
                                            Preferred Stock.

PRICING TERMS:                              As per Warrant Agreement ($60.00 per share).

FEES:                                       MedCap attorney's fees to be paid promptly upon billing receipt by the Company.

REGISTRATION:                               The Company will file a registration statement for Company's common stock, which shall include all Company common stock underlying
                                            MedCap's investments, with SEC within 30 days of closing and will have such registration declared effective within 90 days of closing.

MEDCAP BRIDGE NOTES:                        The balance and interest owed under the MedCap Partners L.P. bridge notes (current principal $1.45 million, or other amount as shall be outstanding at the time of closure), shall be paid in full concurrent with closing of this equity investment; in consideration for extending the maturity of the indebtedness through the closing, MedCap would receive an additional $162,500 of shares of Common Stock at a per share price equal to the average of closing prices for the 10 prior trading days.

BRIDGE                                      HEALTHCARE FINANCE: Company shall secure continued lending arrangement from Bridge Healthcare Finance under the existing Credit facility, such that contemplated concurrently-closing acquisitions will be completed and interest rate reset will be triggered at July 1, 2005 under existing agreements.

BOARD/AUDIT                                 COMMITTEE: Company shall have constituted Audit Committee with required three members and chairman, including financial expert.

SERIES B/B-1 PREFERRED                      Company shall have all Series B / B-1 Preferred Stock and Warrants
& WARRANTS:                                 converted to common equity.
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                                    EXHIBIT B
                                    ---------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 17, 2005



To the Holders of Series B and Series B-1 Preferred Stock of Crdentia Corp.:


         The Special Meeting of Holders of Series B and Series B-1 Preferred Stock of Crdentia Corp. (the "Company") will be held at the Company's corporate offices at 14114 Dallas Parkway, Suite 600, Dallas, Texas, on Thursday, March 17, 2005 at 9:30 a.m., Central time, or such later time and place in the event that the meeting is adjourned (the "Special Meeting"). The items to be acted upon at the Special Meeting are:

         1. The conversion of all outstanding shares of Series B Preferred Stock to Common Stock pursuant to Section 4(b) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, with such conversion to be
(i) conditioned upon and subject to the approval of a majority of the shares of Series B Preferred Stock, voting together as a single class and (ii) contingent upon and effective immediately prior to the exercise of 108,334 warrants to purchase shares of Series C Preferred Stock yielding gross proceeds to the Company of approximately $6,500,000.

         2. The conversion of all outstanding shares of Series B-1 Preferred Stock to Common Stock pursuant to Section 4(b) of the Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock, with such conversion to be (i) conditioned upon and subject to the approval of a majority of the shares of Series B-1 Preferred Stock, voting together as a single class and (ii) contingent upon and effective immediately prior to the exercise of 108,334 warrants to purchase shares of Series C Preferred Stock yielding gross proceeds to the Company of approximately $6,500,000.

         3. Such other business as may properly come before the Special Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 4, 2005 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting.

         All holders of Series B and Series B-1 Preferred Stock are invited to attend the Special Meeting. In order to provide access to the facility and accommodations, please call Vicki Smith at (972) 850-0780 if you plan to attend in person.

March 4, 2005                              BY ORDER OF THE BOARD OF DIRECTORS


                                           James D. Durham
                                           Chairman and Chief Executive Officer


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                                    EXHIBIT C
                                    ---------

                                 CRDENTIA CORP.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints James D. Durham, Pamela Atherton and James TerBeest, and each of them, as its proxy, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of the Holders of Series B and Series B-1 Preferred Stock of Crdentia Corp. (the "Company"), to be held at 9:30 a.m. Central time on Thursday, March 17, 2005 (the "Special Meeting"), or such later time and place in the event that the meeting is adjourned, and to vote in his discretion on such other business as may properly come before the Special Meeting and any adjournment thereof.

1. Conversion of Series B Preferred Stock (HOLDERS OF SERIES B PREFERRED STOCK ONLY). A proposal to convert all outstanding shares of Series B Preferred Stock to Common Stock pursuant to Section 4(b) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, with such conversion to be (i) conditioned upon and subject to the approval of a majority of the shares of Series B Preferred Stock, voting together as a single class and (ii) contingent upon and effective immediately prior to the exercise of 108,334 warrants to purchase shares of Series C Preferred Stock yielding gross proceeds to the Company of approximately $6,500,000.

2. Conversion of Series B-1 Preferred Stock (HOLDERS OF SERIES B-1 PREFERRED STOCK ONLY). A proposal to convert all outstanding shares of Series B-1 Preferred Stock to Common Stock pursuant to Section 4(b) of the Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock, with such conversion to be (i) conditioned upon and subject to the approval of a majority of the shares of Series B-1 Preferred Stock, voting together as a single class and (ii) contingent upon and effective immediately prior to the exercise of 108,334 warrants to purchase shares of Series C Preferred Stock yielding gross proceeds to the Company of approximately $6,500,000.

         [ ]  FOR                       [ ] AGAINST                 [ ] ABSTAIN


         Unless otherwise specified by the undersigned, this proxy will be voted in the manner directed above, but if no contrary direction is made, it will be voted FOR proposal number 1 above, voted FOR proposal number 2 above and by the proxyholder at his or her discretion as to any other matters properly transacted at the Special Meeting or any adjournment thereof.
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
Dated:  ______________________________


Please sign exactly as name appears on your stock                ___________________________________________
certificate.  In signing as attorney, executor,                  Signature of Stockholder Title
administrator, trustee or guardian, please give full
title as such, and, if signing for a corporation, give
your title.  When shares are in the names of more than           ___________________________________________
one person, each should sign.                                    Printed Name of Stockholder




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